EXECUTION VERSION DISCOVERY COMMUNICATIONS, LLC, Issuer WARNER BROS. DISCOVERY, INC., Parent Guarantor SCRIPPS NETWORKS INTERACTIVE, INC., a Subsidiary Guarantor and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, Trustee TWENTY-SECOND SUPPLEMENTAL INDENTURE DATED AS OF JANUARY 1, 2025 TO INDENTURE DATED AS OF AUGUST 19, 2009 Relating To $300,000,000 3.450% Senior Notes due 2025 $488,512,000 3.950% Senior Notes due 2025 $500,000,000 4.900% Senior Notes due 2026 €600,000,000 1.900% Senior Notes due 2027 $1,700,000,000 3.950% Senior Notes due 2028 $750,000,000 4.125% Senior Notes due 2029 $1,000,000,000 3.625% Senior Notes due 2030 $1,250,000,000 5.000% Senior Notes due 2037 $850,000,000 6.350% Senior Notes due 2040 $500,000,000 4.950% Senior Notes due 2042 $850,000,000 4.875% Senior Notes due 2043 $1,250,000,000 5.200% Senior Notes due 2047 $750,000,000 5.300% Senior Notes due 2049 $1,000,000,00 4.650% Senior Notes due 2050 $1,732,036,000 4.000% Senior Notes due 2055

TWENTY-SECOND SUPPLEMENTAL INDENTURE TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of January 1, 2025 (the “Supplemental Indenture”), to the Base Indenture (defined below) among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Warner Bros. Discovery, Inc. (f/k/a Discovery, Inc.), a Delaware corporation (the “Parent Guarantor”), Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps”), and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Trustee (the “Trustee”). RECITALS WHEREAS, the Company has executed and delivered to the Trustee the Indenture, dated as of August 19, 2009 (the “Base Indenture”), providing for the issuance from time to time of its Securities; WHEREAS, the Company has previously established (i) a series of its Securities designated as the “3.950% Senior Notes due 2028” (the “2028 Notes”) and issued $1,700,000,000 aggregate principal amount of the 2028 Notes, (ii) a series of its Securities designated as the “5.000% Senior Notes due 2037” (the “2037 Notes”) and issued $1,250,000,000 aggregate principal amount of the 2037 Notes and (iii) a series of its Securities designated as the “5.200% Senior Notes due 2047” (the “2047 Notes”) and issued $1,250,000,000 aggregate principal amount of the 2047 Notes, in each case pursuant to the Eleventh Supplemental Indenture, dated as of September 21, 2017, to the Base Indenture (the “Eleventh Supplemental Indenture”); WHEREAS, the Company has previously established a series of its Securities designated as the “3.950% Senior Notes due 2025” (the “3.950% 2025 Notes”) and issued $488,512,000 aggregate principal amount of the 3.950% 2025 Notes, pursuant to the Fifteenth Supplemental Indenture, dated as of April 3, 2018, to the Base Indenture (the “Fifteenth Supplemental Indenture”); WHEREAS, the Company has previously established (i) a series of its Securities designated as the “6.350% Senior Notes due 2040” (the “2040 Notes”) and issued $850,000,000 aggregate principal amount of the 2040 Notes, pursuant to the Second Supplemental Indenture, dated as of June 3, 2010, to the Base Indenture (the “Second Supplemental Indenture”), (ii) a series of its Securities designated as the “4.950% Senior Notes due 2042” (the “2042 Notes”) and issued $500,000,000 aggregate principal amount of the 2042 Notes, pursuant to the Fourth Supplemental Indenture, dated as of May 17, 2012, to the Base Indenture (the “Fourth Supplemental Indenture”), (iii) a series of its Securities designated as the “4.875% Senior Notes due 2043” (the “2043 Notes”) and issued $850,000,000 aggregate principal amount of the 2043 Notes, pursuant to the Fifth Supplemental Indenture, dated as of March 19, 2013, to the Base Indenture (the “Fifth Supplemental Indenture”), (iv) a series of its Securities designated as the “3.450% Senior Notes due 2025” (the “3.450% 2025 Notes”) and issued $300,000,000 aggregate principal amount of the 3.450% 2025 Notes, pursuant to the Seventh Supplemental Indenture, dated as of March 2, 2015, to the Base Indenture (the “Seventh Supplemental Indenture”), (v) a series of its Securities designated as the “1.900% Senior Notes due 2027” (the “2027 Notes”) and issued €600,000,000 aggregate principal amount of the 2027 Notes, pursuant to the Eighth Supplemental Indenture, dated as of March 19, 2015, to the Base Indenture (the “Eighth Supplemental Indenture”) and (vi) a series of its Securities designated as the “4.900% Senior Notes due 2026” (the “2026 Notes”) and issued $500,000,000 aggregate principal amount of the 2026 Notes, pursuant to the Ninth Supplemental Indenture, dated as of March 11, 2016, to the Base Indenture (the “Ninth Supplemental Indenture”), in each case supplemented by the Sixteenth Supplemental Indenture, dated as of June 29, 2018, to the Base Indenture (the “Sixteenth Supplemental Indenture”); WHEREAS, the Company has previously established (i) a series of its Securities designated as the “4.125% Senior Notes due 2029” (the “2029 Notes”) and issued $750,000,000 aggregate principal amount of the 2029 Notes and (ii) a series of its Securities designated as the “5.300% Senior Notes due 2049” (the “2049 Notes”) and issued $750,000,000 aggregate principal amount of the 2049 Notes, in each case pursuant to the Seventeenth Supplemental Indenture, dated as of May 21, 2019, to the Base Indenture (the “Seventeenth Supplemental Indenture”); WHEREAS, the Company has previously established (i) a series of its Securities designated as the “3.625% Senior Notes due 2030” (the “2030 Notes”) and issued $1,000,000,000 aggregate principal amount of the 2030 Notes and (ii) a series of its Securities designated as the “4.650% Senior Notes due 2050” (the “2050 Notes”) and issued $1,000,000,000 aggregate principal amount of the 2050 Notes, in each case pursuant to the Eighteenth Supplemental Indenture, dated as of May 18, 2020, to the Base Indenture (the “Eighteenth Supplemental Indenture”);

WHEREAS, the Company has previously established a series of its Securities designated as the “4.000% Senior Notes due 2055” (the “2055 Notes” and together with the 3.450% 2025 Notes, 3.950% 2025 Notes, 2026 Notes, 2027 Notes, 2028 Notes, 2029 Notes, 2030 Notes, 2037 Notes, 2040 Notes, 2042 Notes, 2043 Notes, 2047 Notes, 2049 Notes and 2050 Notes, the “Notes”) and issued $1,732,036,000 aggregate principal amount of the 2055 Notes, pursuant to the Nineteenth Supplemental Indenture, dated as of September 21, 2020, to the Base Indenture (the “Nineteenth Supplemental Indenture” and together with the Eleventh Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture and the Eighteenth Supplemental Indenture, the “Existing Supplemental Indentures”); WHEREAS, Scripps is a wholly-owned subsidiary of the Parent Guarantor and has previously guaranteed certain obligations of the Notes under the Base Indenture pursuant to the Existing Supplemental Indentures; WHEREAS, the Board of Directors of the Parent Guarantor has authorized the implementation of a new corporate structure, in connection with which the Parent Guarantor has entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Scripps, Scripps Networks Merger Sub, LLC, a Delaware limited liability company (“SNMS”), WarnerMedia Holdings, Inc., a Delaware corporation, and the Parent Guarantor; WHEREAS, the Board of Directors of Scripps has approved the Merger Agreement; WHEREAS, the Merger Agreement provides for, among other things, the merger of SNMS with and into Scripps (the “Merger”), with Scripps continuing as the surviving company; WHEREAS, in connection with the Merger, for the avoidance of doubt, Scripps wishes to re-affirm that it agrees to guarantee payment of the Notes and is a Subsidiary Guarantor (as defined in the Existing Supplemental Indentures) for all purposes under the Existing Supplemental Indentures; WHEREAS, this Supplemental Indenture will, automatically and without any further action, become effective concurrently with the consummation of the Merger; and WHEREAS, pursuant to Section 8.01 of the Base Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Base Indenture, without the consent of any Holder. WITNESSETH: NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows: ARTICLE 1 DEFINITIONS Section 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture. Terms defined in the preamble or recitals hereto are used herein as therein defined. Section 1.02. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified. ARTICLE 2 GUARANTEE Section 2.01. Agreement to Guarantee. Scripps hereby re-affirms and agrees, fully and unconditionally, to guarantee payment of the Notes on the terms and subject to the conditions set forth in (i) Section 3.04 of each of the Eleventh Supplemental Indenture, Fifteenth Supplemental Indenture, Seventeenth Supplemental Indenture, Eighteenth Supplemental Indenture and Nineteenth Supplemental Indenture and (ii) Section 2.01 of the Sixteenth Supplemental Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Base Indenture, as amended and supplemented by the Existing Supplemental Indentures, and this Supplemental Indenture as a Subsidiary Guarantor. Section 2.02. Termination, Release and Discharge. Scripps’s subsidiary guarantee shall terminate and be of no further force or effect, and Scripps shall be released and discharged from all obligations in respect of such subsidiary guarantee, as and when provided in (i) Section 3.04 of each of the Eleventh Supplemental Indenture,

Fifteenth Supplemental Indenture, Seventeenth Supplemental Indenture, Eighteenth Supplemental Indenture and Nineteenth Supplemental Indenture and (ii) Section 2.01 of the Sixteenth Supplemental Indenture, in each case without regard to the Merger. ARTICLE 3 MISCELLANEOUS Section 3.01. Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. Section 3.02. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through Section 317 of the Trust Indenture Act of 1939, the imposed duties shall control. Section 3.03. Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect, and all the terms, conditions and provisions thereof shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control. Section 3.04. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW. Section 3.05. Successors. All agreements of the Company, the Parent Guarantor and Scripps in the Base Indenture, this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors. Section 3.06. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signature provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to Trustee) shall also be deemed original signatures for all purposes hereunder. Any communication or documents sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative of the Company). Notwithstanding the foregoing, Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to Trustee in lieu of, or in addition to, any such electronic method. The Company, the Parent Guarantor and Scripps agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Section 3.07. Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company, the Parent Guarantor and Scripps and not the Trustee. Section 3.08. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

[Signature Page to Twenty-Second Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the day and year first above written. DISCOVERY COMMUNICATIONS, LLC By: Name: Fraser Woodford Title: Executive Vice President and Treasurer WARNER BROS. DISCOVERY, INC. By: Name: Fraser Woodford Title: Executive Vice President and Treasurer SCRIPPS NETWORKS INTERACTIVE, INC. By: Name: Fraser Woodford Title: Executive Vice President and Treasurer Docusign Envelope ID: AEF2DD90-ECC8-4D10-8CB2-5FF23B14C5D3